EXHIBIT 99.1

Eagle Bancorp, Inc. Announces Net Income Available to Common Shareholders of $1.5 Million for the First Quarter of 2009 With Stockholders' Equity Reaching $145 Million

BETHESDA, Md., April 23, 2009 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the "Company") (Nasdaq:EGBN), the parent company of EagleBank, today announced net income of $2.1 million for the three months ended March 31, 2009. Net income available to common shareholders was $1.5 million for the three months ended March 31, 2009 ($0.12 per basic and diluted common share), after accrual of preferred stock dividends, compared to $1.7 million ($0.15 per basic and diluted common share) for 2008.

"We are pleased to report continuing solid financial results for Eagle Bancorp, Inc. for the first quarter of 2009," noted Ronald D. Paul, Chairman, President and Chief Executive Officer of Eagle Bancorp, Inc. "A long-term trend of growth in our balance sheet continued in the most recent quarter, as assets increased by almost $600 million year over year" added Mr. Paul, "including loan growth of over $100 million during the two quarters following consummation of our acquisition of Fidelity & Trust Financial Corporation ("Fidelity")." The loan growth was primarily funded by the $38.2 million of capital the Company obtained from the U.S. Treasury late in December 2008 and growth in deposits and borrowed funds. The continued growth in average deposits, other funding sources and loans were the major drivers of the increase in net interest income for the three months ended March 31, 2009, as compared to the three month period ended March 31, 2008. "In spite of substantial stress in the financial markets and a difficult interest rate environment, wherein the Federal Reserve continues to inject liquidity into financial markets to keep interest rates at very low levels, the Company maintained a strong net interest margin for the first quarter of 2009 of 3.76%, which was slightly higher than the net interest margin in the fourth quarter of 2008 of 3.74%."

At March 31, 2009, the Company's level of non-performing assets of $49.8 million representing 3.33% of total assets, and was elevated as compared to both March 31, 2008, ($11.7 million or 1.30% of total assets) and December 31, 2008, ($26.4 million or 1.76% of total assets), reflective of the weakened economic situation in our region. Management remains attentive to early signs of deterioration in borrower's financial conditions. The Company is conservative in placing loans on non-accrual status and believes, based on its loan portfolio risk analysis, that its allowance for loan losses at 1.50% of total loans at March 31, 2009 is adequate to absorb any credit losses in the loan portfolio at that date. Since March 31, 2009, one loan of approximately $10.9 million, representing approximately 23% of total non-performing loans was brought current with additional funds posted in an escrow account by the borrower. Delays in completing the documentation on the extension caused the loan to be included in non-performing status at March 31, 2009. Non-performing assets net of this loan amounted to $38.9 million or 2.60% of total assets.

For the three months ended March 31, 2009, the Company reported an annualized return on average assets (ROAA) of 0.56% as compared to 0.77% for the three months ended March 31, 2008. The annualized return on average common equity (ROACE) was 5.87%, as compared to 7.98% for the same period in 2008. The lower ratios are due principally to a decline in the net interest margin in the past twelve months and to substantial increases in the provisions to the allowance for credit losses.

Both lending and deposit activities showed growth for the period ended March 31, 2009 as compared to the same period in 2008, as average loans increased 75% and average deposits increased by 77%. While a significant portion of these increases was due to the Fidelity acquisition, the Company increased loans by approximately $100 million and increased deposits and customer repurchase agreements by approximately $28 million in the two full quarters since the acquisition.

Net interest income increased 57% for the three months ended March 31, 2009 over 2008, as the effect of favorable growth noted above was partially offset by declines in the net interest margin. For the three months ended March 31, 2009 the net interest margin was 3.76% as compared to 4.19% for the three months ended March 31, 2008 and 3.74% for the three months ended December 31, 2008. Margin compression, reflecting declines in market interest rates on earning assets resulting from Federal Reserve activities which have not been matched by comparable declines in rates on interest bearing liabilities, has been challenging the banking industry for a significant period. Additionally, the Company's issuance of $12.15 million of subordinated notes represents an additional category of interest expense which did not exist in the first quarter of 2008. The Company's net interest margin remains favorable to peer-banking companies.

The provision for credit losses was $1.6 million for the three months ended March 31, 2009 as compared to $720 thousand for the three months ended March 31, 2008. The higher provisioning in the first quarter of 2009 as compared to 2008 is attributable to risk migration within the portfolio and increased reserves for problem loans.

The allowance for credit losses represented 1.50% of loans outstanding at March 31, 2009, as compared to 1.45% at December 31, 2008 and 1.15% at March 31, 2008. The higher allowance percentage at March 31, 2009 as compared to December 31, 2008 resulted primarily from increases in reserves for problem loans. In addition to the factors noted above for the past quarter, the increase in the allowance at March 31, 2009 as compared to March 31, 2008 was attributable to the acquisition of the loan portfolio of Fidelity whose allowance for credit losses was approximately $7.5 million or 2.10% of loans outstanding at the date of the acquisition on August 31, 2008.

At March 31, 2009, the allowance for credit losses represented 41% of non-performing loans as compared to 72% at December 31, 2008 and 75% at March 31, 2008. This lower coverage ratio at March 31, 2009 is reflective of two primary factors: approximately $11.7 million, or 25% of non-performing loans were acquired from Fidelity and are carried at fair value, without any allowance attributable for pre-acquisition deterioration as required under AICPA Statement of Position 03-3, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer", and the addition of one loan of approximately $10.9 million to non-performing status. The adjusted coverage ratio for loans excluding the non-performing loans acquired from Fidelity carried at fair value and the $10.9 million subsequently removed from non-performing status, is approximately 79%.

For the three months ended March 31, 2009, the Company recorded net charge-offs of $918 thousand (0.29% of average loans), as compared to $25 thousand of net charge-offs (0.01% of average loans) for the three months ended March 31, 2008. Net charge-offs in the most recent quarter were attributable to charge-offs in the non-guaranteed portion of SBA loans ($208 thousand), and commercial business loans ($710 thousand).

The ratio of non-performing loans to total loans increased from 2.01% ($25.5 million) at December 31, 2008 to 3.67% ($46.5 million) at March 31, 2009, an increase of $21.0 million, including one loan of approximately $10.9 million which subsequently returned to current status. Non-performing loans at March 31, 2009 increased by $34.8 million as compared to March 31, 2008's level of $11.7 million, or 1.54% of loans. The increase in non-performing loans is due to the following: one loan for approximately $10.9 million which was subsequently brought current, fifteen loans acquired from Fidelity totaling approximately $11.7 million, five commercial real estate loans totaling approximately $5.0 million which are currently experiencing delays in construction, development, and/or absorption, two commercial business loans totaling approximately $3.3 million, and a number of smaller commercial business loans totaling approximately $4.0 million. At March 31, 2009, the Company held $3.3 million of Other Real Estate Owned ("OREO") as compared to $909 thousand at December 31, 2008 and no OREO at March 31, 2008.

Noninterest income for the three months ended March 31, 2009 was $1.4 million as compared to $940 thousand for the three months ended March 31, 2008, a 52% increase. This increase was due primarily to higher service charges on deposit accounts and to gains realized on the investment securities portfolio.

Noninterest expenses were $10.3 million for the three months ended March 31, 2009, as compared to $6.2 million for the same period in 2008, a 66% increase. The primary reason for this increase was the Fidelity acquisition which increased the size of the organization resulting in higher staff levels and related personnel costs, increased occupancy costs, higher internet and license agreement fees, and higher loan collection costs. In addition, higher costs were incurred for marketing, sponsorships, broker fees, legal, and accounting and professional fees. The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 69.10% for the three months ended March 31, 2009, as compared to 65.07% for the three months ended March 31, 2008. The Company is placing additional emphasis on noninterest expense management.

By all regulatory measures, the Company and EagleBank were well capitalized at March 31, 2009. On February 17, 2009, the Company paid the initial quarterly dividend payment of $372 thousand on the $38.2 million of preferred stock Series A, issued in December 2008 to the U.S. Treasury under the Capital Purchase Plan (commonly referred to as TARP). The Company is regularly reviewing its capital needs and the availability, costs and benefits of capital alternatives in the marketplace.

At March 31, 2009, total assets were $1.50 billion compared to $899.5 million at March 31, 2008, a 67% increase. Total deposits amounted to $1.15 billion at March 31, 2009, a 68% increase over deposits of $685.7 million at March 31, 2008, while total loans increased to $1.27 billion at March 31, 2009, from $759.5 million at March 31, 2008, a 67% increase. Total borrowed funds, excluding customer repurchase agreements, increased to $72.2 million at March 31, 2009 from $62.0 million at March 31, 2008, a 16% increase. The increase in borrowed funds is primarily due to the $12.15 million in subordinated notes that the Company issued on August 28, 2008.

The financial information which follows provides more detail of the Company's performance for the three months ended March 31, 2009 as compared to the three months ended March 31, 2008, including eight quarters of trend data. Persons wishing additional information should refer to the Company's Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (the "SEC").

The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through thirteen offices, located in Montgomery County, Maryland, Washington, D.C. and Fairfax County, Virginia. A new office in Potomac, Maryland is planned to open in the fourth quarter of 2009. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

The Eagle Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6101

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, the Company's ability to successfully integrate the operations of Fidelity and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

 Eagle Bancorp, Inc.
 Financial Highlights
 (in thousands, except per share data)           Three Months Ended
                                                     March 31,
                                             -------------------------
                                                 2009         2008
 Income Statements:                          (Unaudited)  (Unaudited)
 ------------------
 Net interest income                         $    13,463  $     8,600
 Provision for credit losses                       1,566          720
 Total noninterest income                          1,432          940
 Total noninterest expense                        10,293        6,208
 Income before income tax expense                  3,036        2,612
 Net income                                        2,075        1,651
 Preferred Stock Dividends and Discount
  Accretion                                          583           --
 Net Income Available to Common Shareholders $     1,492  $     1,651

 Per Share Data(1):
 ------------------
 Earnings per weighted average common share,
  basic                                      $      0.12  $      0.15
 Earnings per weighted average common share,
  diluted                                    $      0.12  $      0.15
 Weighted average common shares outstanding,
  basic                                       12,742,725   10,759,361
 Weighted average common shares outstanding,
  diluted                                     12,793,974   10,927,392
 Actual shares outstanding                    12,745,118   10,769,277
 Book value per common share at period end   $      8.34  $      7.76
 Tangible book value per common share at
  period end                                 $      8.15  $      7.74
 Dividend per common share                   $        --  $    0.0545

 Performance Ratios (annualized):
 --------------------------------
 Return on average assets                           0.56%        0.77%
 Return on average common equity                    5.87%        7.98%
 Net interest margin                                3.76%        4.19%
 Efficiency ratio(2)                               69.10%       65.07%

 Other Ratios:
 -------------
 Allowance for credit losses to total loans         1.50%        1.15%
 Non-performing loans to total loans                3.67%        1.54%
 Non-performing assets to total assets              3.33%        1.30%
 Net charge-offs (annualized) to average
  loans                                             0.29%        0.01%
 Average common equity to average assets            6.89%        9.67%
 Tier 1 leverage ratio                              9.06%        9.55%
 Tier 1 risk based capital ratio                   10.19%        9.90%
 Total risk based capital ratio                    12.36%       10.95%
 Tangible common equity to tangible assets          7.08%        9.27%

 Average Balances (in thousands):
 --------------------------------
 Total assets                                $ 1,497,036  $   860,030
 Total earning assets                        $ 1,453,527  $   825,463
 Total loans (3)                             $ 1,281,950  $   731,501
 Total deposits                              $ 1,157,226  $   655,105
 Total borrowings                            $   190,065  $   116,684
 Total stockholders' equity                  $   141,341  $    83,200

 (1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend paid on
     October 1, 2008
 (2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income
 (3) Includes loans held for sale

 Eagle Bancorp, Inc.
 Statements of Financial Condition
 (dollars in thousands)

                                March 31,     March 31,   December 31,
                                  2009          2008          2008
                               (Unaudited)   (Unaudited)    (Audited)
                              ------------  ------------  ------------
 Assets
 Cash and due from banks      $     27,322  $     18,117  $     27,157
 Federal funds sold                  6,147        16,013           191
 Interest bearing deposits
  with banks and other short
  term investments                   3,538         2,230         2,489
 Investment securities
  available for sale, at fair
  value                            158,976        82,932       169,079
 Loans held for sale                 2,832         1,945         2,718
 Loans                           1,267,958       759,547     1,265,640
 Less: Allowance for credit
  losses                           (19,051)       (8,733)      (18,403)
                              ------------  ------------  ------------
  Loans, net                     1,248,906       750,814     1,247,237
 Premises and equipment, net         9,488         6,445         9,666
 Deferred income taxes              10,878         3,218        11,106
 Bank owned life insurance          12,564        12,100        12,450
 Other assets                       15,123         5,653        14,734
                              ------------  ------------  ------------
 Total Assets                 $  1,495,774  $    899,467  $  1,496,827
                              ============  ============  ============

 Liabilities and Stockholders'
  Equity
 Noninterest bearing deposits $    232,725  $    143,508  $    223,580
 Interest bearing transaction       47,840        47,822        54,801
 Savings and money market          303,022       193,348       271,791
 Time, $100,000 or more            256,506       177,003       249,516
 Other time                        308,625       124,059       329,692
                              ------------  ------------  ------------
  Total deposits                 1,148,718       685,740     1,129,380
 Customer repurchase
  agreements and federal funds
  purchased                        120,918        61,727        98,802
 Other short-term borrowings        10,000        22,000        55,000
 Long-term borrowings               62,150        40,000        62,150
 Other liabilities                   9,458         6,463         9,124
                              ------------  ------------  ------------
  Total liabilities              1,351,244       815,930     1,354,456

 Stockholders' Equity
 Preferred stock, par value
  $.01 per share, shares
  authorized 1,000,000,
  Series A, $1,000 per share
  liquidation  preference,
  shares issued and
  outstanding 38,235, 0, and
  38,235 respectively,
  discount of $1,809, $0, and
  $1,892, respectively, net         36,374            --        36,312
 Common stock, $0.01 par
  value; shares authorized
  50,000,000, 20,000,000 and
  50,000,000; issued and
  outstanding 12,745,118,
  9,790,252, and 12,714,355            127            98           127
 Warrants                            1,892            --         1,892
 Additional paid in capital         77,039        52,878        76,822
 Retained earnings                  26,405        29,258        24,866
 Accumulated other
  comprehensive income               2,692         1,303         2,352
                              ------------  ------------  ------------
 Total stockholders' equity        144,529        83,537       142,371
                              ------------  ------------  ------------
 Total Liabilities and
  Stockholders' Equity        $  1,495,774  $    899,467  $  1,496,827
                              ============  ============  ============

 EAGLE BANCORP, INC.
 Consolidated Statements of Operations
 For the Three Month Periods Ended March 31, 2009 and 2008 (Unaudited)
 (dollars in thousands, except per share data)

                                                      2009      2008
                                                    --------  --------
 Interest Income
   Interest and fees on loans                       $ 18,113  $ 12,880
   Taxable interest and dividends on investment
    securities                                         1,929     1,052
   Interest on balances with other banks and
    short-term investments                                19        43
   Interest on federal funds sold                          6        39
                                                    --------  --------
     Total interest income                            20,067    14,014
                                                    --------  --------
 Interest Expense
   Interest on deposits                                5,557     4,428
   Interest on customer repurchase agreements and
    federal funds purchased                              281       394
   Interest on short-term borrowings                      40       190
   Interest on long-term borrowings                      726       402
                                                    --------  --------
     Total interest expense                            6,604     5,414
                                                    --------  --------
 Net Interest Income                                  13,463     8,600
 Provision for Credit Losses                           1,566       720
                                                    --------  --------
 Net Interest Income After Provision For Credit
  Losses                                              11,897     7,880
                                                    --------  --------

 Noninterest Income
   Service charges on deposits                           831       429
   Gain on sale of loans                                 131       127
   Gain on sale of investment securities                 132        10
   Increase in the cash surrender value of bank
    owned life insurance                                 114       116
   Other income                                          224       258
                                                    --------  --------
     Total noninterest income                          1,432       940
                                                    --------  --------
 Noninterest Expense
   Salaries and employee benefits                      5,305     3,640
   Premises and equipment expenses                     1,875     1,080
   Marketing and advertising                             315        81
   Data processing                                       547       340
   Legal, accounting and professional fees               590       170
   FDIC insurance and regulatory assessments             476       126
   Other expenses                                      1,185       771
                                                    --------  --------
    Total noninterest expense                         10,293     6,208
                                                    --------  --------
 Income Before Income Tax Expense                      3,036     2,612
 Income Tax Expense                                      961       961
                                                    --------  --------
 Net Income                                            2,075     1,651
 Preferred Stock Dividends and Discount Accretion        583        --
                                                    --------  --------
 Net Income Available to Common Shareholders        $  1,492  $  1,651
                                                    ========  ========

 Earnings Per Common Share
   Basic                                            $   0.12  $   0.15
   Diluted                                          $   0.12  $   0.15
 Dividends Declared Per Common Share                $     --  $ 0.0545

 Eagle Bancorp, Inc.
 Statements of Income and Highlights (Quarterly Trends)
 (in thousands, except per share data) (Unaudited)

                                        Three Months Ended
                           -------------------------------------------
                            March 31,  Dec. 31,   Sept. 30,  June 30,
 Income Statements:           2009       2008        2008      2008
 ------------------
 Total interest income     $   20,067 $   20,904 $   16,744 $   13,995
 Total interest expense         6,604      7,680      5,829      4,753
                           ---------- ---------- ---------- ----------
 Net interest income           13,463     13,224     10,915      9,242
 Provision for credit
  losses                        1,566      1,450        995        814
                           ---------- ---------- ---------- ----------
 Net interest income after
  provision for credit
  losses                       11,897     11,774      9,920      8,428
                           ---------- ---------- ---------- ----------
  Noninterest income
   (before investment
   gains or losses)             1,300      1,314      1,150        970
  Investment gains (losses)       132        (53)        45         --
                           ---------- ---------- ---------- ----------
 Total noninterest income       1,432      1,261      1,195        970
                           ---------- ---------- ---------- ----------
  Salaries and employee
   benefits                     5,305      5,270      4,172      3,646
  Premises and equipment
   expenses                     1,875      1,861      1,380      1,103
  Marketing and advertising       315        734        125        114
  Other expenses                2,798      2,642      1,893      1,669
                           ---------- ---------- ---------- ----------
 Total noninterest expense     10,293     10,507      7,570      6,532
                           ---------- ---------- ---------- ----------
 Income before income tax
  expense                       3,036      2,528      3,545      2,866
 Income tax expense               961        867      1,284      1,011
                           ---------- ---------- ---------- ----------
 Net income                     2,075      1,661      2,261      1,855
 Preferred Stock Dividends
  and Discount Accretion          583        177         --         --
                           ---------- ---------- ---------- ----------
 Net Income Available to
  Common Shareholders      $    1,492 $    1,484 $    2,261 $    1,855
                           ========== ========== ========== ==========

 Per Share Data (1):
 -------------------
 Earnings per weighted
  average common share,
  basic                    $     0.12 $     0.12 $     0.20 $     0.17
 Earnings per weighted
  average common share,
  diluted                  $     0.12 $     0.12 $     0.19 $     0.17
 Weighted average common
  shares outstanding,
  basic                    12,742,725 12,703,425 11,482,401 10,816,857
 Weighted average common
  shares outstanding,
  diluted                  12,793,974 12,777,262 11,576,095 10,896,766
 Actual shares outstanding 12,745,118 12,714,355 12,686,128 10,826,828
 Book value per common
  share at period end      $     8.34 $     8.19 $     7.93 $     7.78
 Dividend per common share $       -- $       -- $       -- $     0.05

 Performance Ratios
  (annualized):
 ------------------
 Return on average assets        0.56%      0.46%      0.82%      0.84%
 Return on average common
  equity                         5.87%      5.21%      9.97%      8.81%
 Net interest margin             3.76%      3.74%      4.11%      4.34%
 Efficiency ratio(2)            69.10%     72.54%     62.51%     63.96%

 Other Ratios:
 -------------
 Allowance for credit
  losses to total loans          1.50%      1.45%      1.46%      1.15%
 Non-performing loans to
  total loans                    3.67%      2.01%      1.79%      1.45%
 Non-performing assets to
  total assets                   3.33%      1.76%      1.45%      1.26%
 Net charge-offs
  (annualized) to average
  loans                          0.29%      0.05%      0.27%      0.20%
 Average common equity to
  average assets                 6.89%      7.00%      8.21%      9.51%
 Tier 1 leverage ratio           9.06%      9.39%      8.79%      9.43%
 Tier 1 risk based capital
  ratio                         10.19%      9.97%      7.55%      9.74%
 Total risk based capital
  ratio                         12.36%     12.11%      9.75%     10.80%

 Average Balances (in
  thousands):
 --------------------
 Total assets              $1,497,036 $1,450,553 $1,098,285 $  891,012
 Total earning assets      $1,453,527 $1,406,422 $1,057,542 $  857,232
 Total loans(3)            $1,281,950 $1,218,067 $  922,224 $  770,034
 Total deposits            $1,157,226 $1,152,378 $  863,931 $  683,151
 Total borrowings          $  190,065 $  177,954 $  138,374 $  118,634
 Total stockholders'
  equity                   $  141,341 $  113,245 $   90,223 $   84,708

                                        Three Months Ended
                           -------------------------------------------
                            March 31,  Dec. 31,   Sept. 30,  June 30,
 Income Statements:           2008       2007       2007       2007
 ------------------
 Total interest income     $   14,014 $   14,879 $   14,355 $   14,107
 Total interest expense         5,414      6,036      6,017      5,909
                           ---------- ---------- ---------- ----------
 Net interest income            8,600      8,843      8,338      8,198
 Provision for credit
  losses                          720        883        421         36
                           ---------- ---------- ---------- ----------
 Net interest income after
  provision for credit
  losses                        7,880      7,960      7,917      8,162
                           ---------- ---------- ---------- ----------
  Noninterest income
   (before investment
   gains or losses)               930      1,961      1,032      1,196
  Investment gains (losses)        10         (1)        --         --
                           ---------- ---------- ---------- ----------
 Total noninterest income         940      1,960      1,032      1,196
                           ---------- ---------- ---------- ----------
  Salaries and employee
   benefits                     3,640      3,784      3,577      3,454
  Premises and equipment
   expenses                     1,080      1,180      1,186      1,255
  Marketing and advertising        81        109        134        131
  Other expenses                1,407      1,395      1,276      1,391
                           ---------- ---------- ---------- ----------
 Total noninterest expense      6,208      6,468      6,173      6,231
                           ---------- ---------- ---------- ----------
 Income before income tax
  expense                       2,612      3,452      2,776      3,127
 Income tax expense               961      1,166      1,021      1,149
                           ---------- ---------- ---------- ----------
 Net income                     1,651      2,286      1,755      1,978
 Preferred Stock Dividends
  and Discount Accretion           --         --         --         --
                           ---------- ---------- ---------- ----------
 Net Income Available to
  Common Shareholders      $    1,651 $    2,286 $    1,755 $    1,978
                           ========== ========== ========== ==========

 Per Share Data (1):
 -------------------
 Earnings per weighted
  average common share,
  basic                    $     0.15 $     0.22 $     0.16 $     0.19
 Earnings per weighted
  average common share,
  diluted                  $     0.15 $     0.21 $     0.16 $     0.18
 Weighted average common
  shares outstanding,
  basic                    10,759,361 10,658,364 10,538,869 10,486,041
 Weighted average common
  shares outstanding,
  diluted                  10,927,392 10,873,180 10,822,376 10,794,891
 Actual shares outstanding 10,769,277 10,693,447 10,542,432 10,519,479
 Book value per common
  share at period end      $     7.76 $     7.59 $     7.40 $     7.23
 Dividend per common share $     0.05 $     0.05 $     0.05 $     0.05

 Performance Ratios
  (annualized):
 ------------------
 Return on average assets        0.77%      1.06%      0.88%      1.02%
 Return on average common
  equity                         7.98%     11.33%      9.09%     10.50%
 Net interest margin             4.19%      4.30%      4.34%      4.45%
 Efficiency ratio(2)            65.07%     59.87%     65.88%     66.33%

 Other Ratios:
 -------------
 Allowance for credit
  losses to total loans          1.15%      1.12%      1.09%      1.11%
 Non-performing loans to
  total loans                    1.54%      0.74%      0.82%      0.22%
 Non-performing assets to
  total assets                   1.30%      0.63%      0.69%      0.18%
 Net charge-offs
  (annualized) to average
  loans                          0.01%      0.15%      0.18%      0.01%
 Average common equity to
  average assets                 9.67%      9.39%      9.69%      9.70%
 Tier 1 leverage ratio           9.55%      9.46%      9.78%      9.85%
 Tier 1 risk based capital
  ratio                          9.90%     10.20%     10.87%     10.84%
 Total risk based capital
  ratio                         10.95%     11.21%     11.90%     11.87%

 Average Balances (in
  thousands):
 --------------------
 Total assets              $  860,030 $  852,243 $  799,242 $  778,454
 Total earning assets      $  825,463 $  816,187 $  761,378 $  738,501
 Total loans(3)            $  731,501 $  687,030 $  665,222 $  647,714
 Total deposits            $  655,105 $  659,355 $  636,573 $  624,413
 Total borrowings          $  116,684 $  107,697 $   80,951 $   74,948
 Total stockholders'
  equity                   $   83,200 $   80,058 $   77,469 $   75,549

 (1) Per share amounts and the number of outstanding shares have been adjusted to give effect to the 10% common stock dividend paid on
     October 1, 2008
 (2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income
 (3) Includes loans held for sale

 EAGLE BANCORP, INC.
 Average Balances, Interest Yields And Rates, And Net Interest
  Margin (Unaudited)
 (dollars in thousands)
                                       Three Months Ended March 31,
                                    ---------------------------------
                                                  2009
                                    ---------------------------------
                                                              Average
                                     Average                   Yield
                                     Balance      Interest     /Rate
                                    ---------------------------------
 ASSETS:
 Interest earning assets:
 Interest bearing deposits
  with other banks and
  other short-term investments      $    2,763   $       19    2.72%
 Loans (1) (2) (3)                   1,281,950       18,113    5.73%
 Investment securities available
  for sale (3)                         159,649        1,929    4.90%
 Federal funds sold                      9,165            6    0.25%
                                    -----------------------
  Total interest earning assets      1,453,527       20,067    5.60%
                                    -----------------------

 Total noninterest earning assets       24,851
 Less: allowance for credit losses     (18,658)
                                    ----------
  Total noninterest earning assets      43,509
                                    ----------
  TOTAL ASSETS                      $1,497,036
                                    ==========

 LIABILITIES AND STOCKHOLDERS'
  EQUITY
 Interest bearing liabilities:
 Interest bearing transaction       $   47,690   $       32    0.27%
 Savings and money market              293,551        1,088    1.50%
 Time deposits                         601,440        4,437    2.99%
 Customer repurchase agreements and
  federal funds purchased               98,582          281    1.16%
 Other short-term borrowings            29,333           40    0.56%
 Long-term borrowings                   62,150          726    4.73%
                                    -----------------------
  Total interest bearing
   liabilities                       1,132,746        6,604    2.36%
                                    -----------------------

 Noninterest bearing liabilities:
 Noninterest bearing demand            214,546
 Other liabilities                       8,404
                                    ----------
  Total noninterest bearing
   liabilities                         222,950

 Stockholders' equity                  141,341
                                    ----------
  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY             $1,497,036
                                    ==========

 Net interest income                             $   13,464
                                                 ==========
 Net interest spread                                           3.24%
 Net interest margin                                           3.76%

                                        Three Months Ended March 31,
                                    ---------------------------------
                                                  2008
                                    ---------------------------------
                                                              Average
                                     Average                   Yield
                                     Balance      Interest     /Rate
                                    ---------------------------------
 ASSETS:
 Interest earning assets:
 Interest bearing deposits with
  other banks and other short-term
  investments                       $    4,093   $       43    4.23%
 Loans (1) (2) (3)                     731,501       12,880    7.08%
 Investment securities available
  for sale (3)                          84,029        1,052    5.04%
 Federal funds sold                      5,840           39    2.69%
                                    -----------------------
  Total interest earning assets        825,463       14,014    6.83%
                                    -----------------------

 Total noninterest earning assets       42,709
 Less: allowance for credit losses       8,142
                                    ----------
  Total noninterest earning assets      34,567
                                    ----------
  TOTAL ASSETS                      $  860,030
                                    ==========

 LIABILITIES AND STOCKHOLDERS'
  EQUITY
 Interest bearing liabilities:
 Interest bearing transaction       $   44,143   $       65    0.59%
 Savings and money market              185,589        1,067    2.31%
 Time deposits                         288,965        3,296    4.59%
 Customer repurchase agreements and
  federal funds purchased               55,014          394    2.88%
 Other short-term borrowings            22,000          190    3.47%
 Long-term borrowings                   39,670          402    4.08%
                                    -----------------------
  Total interest bearing
   liabilities                         635,381        5,414    3.43%
                                    -----------------------

 Noninterest bearing liabilities:
 Noninterest bearing demand            136,409
 Other liabilities                       5,040
                                    ----------
  Total noninterest bearing
   liabilities                         141,449

 Stockholders' equity                   83,200
                                    ----------
  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY             $  860,030
                                    ==========

 Net interest income                             $    8,600
                                                 ==========
 Net interest spread                                           3.40%
 Net interest margin                                           4.19%

 (1) Includes Loans held for sale

 (2) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $433 thousand and $297 thousand for the three months ended March 31, 2009 and 2008, respectively.

 (3) Interest and fees on loans and investments exclude tax
     equivalent adjustments.

CONTACT:  Eagle Bancorp, Inc.
          Ronald D. Paul
          301.986.1800